                                                                   EXHIBIT 23.1



                   Consent of Independent Public Accountants



We hereby consent to the incorporation by reference on Form S-8 of Tipperary Corporation of our report dated March 30, 2001, relating to the financial statements of Tipperary Corporation, which appears in Tipperary Corporation's Annual Report on Form 10-KSB for the transition period ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 2, 2000